Exhibit 10.1

Vivid Seats Inc.
Non-Employee Director Compensation Policy

(as amended and restated, effective June 7, 2022)

Non-employee members of the board of directors (the “Board”) of Vivid Seats Inc. (the “Company”) shall be eligible to receive cash and equity compensation as set forth in this Non-Employee Director Compensation Policy (this “Policy”). The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company. This Policy became effective after the effectiveness of the Company’s Form S-4 Registration on September 23, 2021 (the “Effective Date”), was amended and restated effective as of and with effect from and after the Company’s 2022 Annual Meeting on June 7, 2022, and shall remain in effect until it is revised or rescinded by further action of the Board. This Policy may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors.

1.
Cash Compensation.
a.
Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.
b.
Additional Annual Retainers. In addition, a Non-Employee Director shall receive the following annual retainers:
i.
Audit Committee. A Non-Employee Director serving as a member of the Audit Committee shall receive an additional annual retainer for such service as follows: (x) $20,000 for a member who is the chairperson of the Audit Committee; and (y) $10,000 for any other member.
ii.
Compensation Committee. A Non-Employee Director serving as a member of the Compensation Committee shall receive an additional annual retainer for such service as follows: (x) $15,000 for a member who is the chairperson of the Compensation Committee; and (y) $7,500 for any other member.
iii.
Nominating and Corporate Governance Committee. A Non-Employee Director serving as a member of the Nominating and Corporate Governance Committee shall receive an additional annual retainer for such service as follows: (x) $15,000 for a member who is the chairperson of the Nominating and Governance Committee; and (y) $7,500 for any other member.
c.
Payment of Retainers. The annual retainers described in Sections 1(a)and 1(b)shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a Non-Employee Director does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Sections 1(a)and 1(b), with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the Non-Employee Director serves as a Non-Employee Director or in the applicable positions described in Section 1(b)during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
d.
Stock Election. Non-Employee Directors may elect to have all or a portion of the annual retainers described in this Section 1(the “Cash Retainers”) to which they become entitled paid in fully vested shares of Class A Common Stock (“Common Stock”) in lieu of cash (a “Stock Election”). Any Stock Election must be made on or prior to the last trading day of the calendar quarter with respect to which the applicable Cash Retainers will be paid. A Stock Election shall not be effective with respect to Cash Retainers to be paid for any calendar quarter where a Non-Employee Director ceases to be a Non-Employee Director prior to the end of such calendar quarter. If a Non-Employee Director is subject to tax withholding as a non-U.S. person with regard to Cash Retainers, a Stock Election will apply only with respect to the portion of the Cash Retainers to which the Non-Employee Director is entitled after such tax withholding. The number of shares of Common Stock granted will be determined by dividing the amount of the applicable Cash Retainers by the closing price of the Common Stock on the last trading day of the calendar quarter with respect to which such Cash Retainers will be paid (rounded down to nearest whole share). Notwithstanding the foregoing, (i) once a Stock Election is made, such election shall remain in effect until revoked in writing in accordance with this Policy, and (ii) a Non-Employee Director may not make a Stock Election or revoke a previously made Stock Election during a Company trading blackout period or when the director is otherwise in possession of material non-public information (i.e., a Company designated “closed window”).
2.
Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2021 Incentive Award Plan or any other applicable Company equity incentive plan then-maintained by the Company (such plan, as may be amended from time to time, the “Equity Plan”) and shall be granted subject to the execution and delivery of award agreements, including attached exhibits, in substantially the forms previously approved by the Board. All applicable terms of the Equity Plan apply to this Policy as if fully set forth herein, and all equity grants hereunder are subject in all respects to the terms of the Equity Plan.
a.
Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after the Effective Date and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting, shall be automatically granted, on the date of such Annual Meeting, an award of restricted stock units (unless otherwise determined by the Board), that has an aggregate fair value on the date of grant of $160,000 (as determined in accordance with FASB Accounting Codification Topic 718 (“ASC 718”) and subject to adjustment as provided in the Equity Plan), provided, that, on each Non-Employee Director’s first Annual Meeting following the date on which he or she is initially elected or appointed to the Board (the “First Annual Meeting”), the Non-Employee Director shall be automatically granted, on the date of such First Annual Meeting, an award of restricted stock units (unless otherwise determined by the Board) that has an aggregate fair value equal to the product of (i) $160,000 (as determined in accordance with ASC 718) and (ii) a fraction, the numerator of which is the number of days in the period beginning on the Non-Employee Director’s Start Date and ending on the date of such Non-Employee Director’s First Annual Meeting and the denominator of which is 365 (with the number of shares of common stock underlying each such award subject to adjustment as provided in the Equity Plan). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.”
b.
Initial Awards. Except as otherwise determined by the Board, each Non-Employee Director who is a Non-Employee Director as of the Effective Date or who is initially elected or appointed to the Board after the Effective Date on any date other than the date of an Annual Meeting shall be automatically granted, on the date that a Form S-8 Registration Statement is filed to register the shares of common stock of the Company to be issued under the Equity Plan, or, if later, the date of such Non-Employee Director’s initial election or appointment (such Non-Employee Director’s “Start Date”), an award of restricted stock units that has an aggregate fair value on such Non-Employee Director’s Start Date (or if later, the Effective Date) of $320,000 (as determined in accordance with ASC 718); provided that if the date of such Non-Employee Director’s initial election or appointment occurs prior to the Effective Date, such Non-Employee Director shall receive his or her Initial Award on or promptly following the Effective Date. The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.
c.
Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who subsequently terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b)above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a)above.
d.
Vesting of Awards Granted to Non-Employee Directors. Each Annual Award shall vest on the earlier of (i) the day immediately preceding the date of the first Annual Meeting following the date of grant and (ii) the first anniversary of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. Each Initial Award shall vest in five equal installments on the first five anniversaries of the date of grant, subject to the Non-Employee Director continuing in service on the Board through the applicable vesting date. No portion of an Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter. All of a Non-Employee Director’s Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the Equity Plan), to the extent outstanding at such time.